UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

DATASCOPE CORP.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
PARCHE, LLC
RCG ENTERPRISE, LTD
RCG STARBOARD ADVISORS, LLC
RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
DAVID DANTZKER, M.D.
WILLIAM J. FOX
MARK R. MITCHELL
PETER A. FELD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of Datascope Corp., a Delaware corporation (the “Company”).

Item 1:  On December 16, 2007, The Record, a New Jersey-based newspaper, published the following news story:

Montvale's Datascope wages fight of its troubled life
Sunday, December 16, 2007

By MARTHA McKAY
STAFF WRITER

Dogged by allegations of ethical missteps and corporate mismanagement, Datascope appeared to put its troubles behind it this past summer.

But hopes of a quiet fall faded last month when a $9.6 billion New York hedge fund launched a proxy fight to unseat two Datascope directors.

The Montvale medical device maker found itself back in the public eye, this time battling to keep Ramius Capital Group's two nominees from ever setting foot in the Datascope board room. Ramius owns 4.8 percent of Datascope stock valued at $27.7 million.

On Thursday, shareholder votes will be tallied at the company's annual meeting, and results will be made public soon after.

Datascope and Ramius have engaged in a war of words since Ramius began its effort, with both sides issuing letters to shareholders, press releases and presentations filled with arguments and counterarguments.

Datascope has accused Ramius of "strong-arm" tactics used to advance "self-serving, short-term interests."

Ramius has accused Datascope of "distorting the facts and misleading shareholders ... in an attempt to hide the reality that serious operational and governance problems exist and are damaging shareholder value."

If Ramius wins, its two candidates -- David Dansker and William J. Fox -- will replace Datascope board members James J. Loughlin and William L. Asmundson, who are up for reelection to the seven-member board.

And there is a possibility of a split decision, with only one Ramius candidate elected.

Last week, the proxy voting advisory firm ISS Governance Services recommended Ramius' candidate Dansker be elected, but not Fox. The advisory firm did not explain why it did not back Fox. It said that Datascope has "consistently underperformed its peers in terms of key financial metrics," and "could benefit from greater board oversight," supporting Ramius' arguments.

A second proxy advisory firm, Glass Lewis & Co., also agreed last week that Datascope's "corporate governance practices are far from exemplary," citing among other issues the fact that three of the board's seven directors are either affiliated with the company or insiders, including CEO Lawrence Saper, who also is board chairman. But in a report, the advisory firm urged reelection of the current Datascope board members while continuing to "closely monitor the board's actions during the next year."

A third proxy advisory firm, Proxy Governance, agreed with ISS that Dansker be elected, also citing concerns about Datascope management.

Ramius nominated the new directors eight weeks ago, citing concerns about corporate governance and an investigation last spring by Datascope's audit committee into allegations of ethics troubles surrounding Saper, the CEO and founder. Five of the company's top executives left this year after anonymous calls to the company's ethics hot line targeting Saper were made public.

The calls cited a laundry list of problems at the company including expense report problems, sweetheart deals and the improper placement of Saper's son on the company medical plan.

Datascope launched its own investigation into the matters and found no wrongdoing. It said the Securities and Exchange Commission looked into the allegations and recommended no action.

Ramius, which began investing in the company in September, hopes the new directors can help Datascope improve its financial results and boost its stock price.

"We think Datascope is a company that is well-positioned in the medical device market," Peter Feld, a director at Ramius, said in an interview. However, he continued, "they've spent a significant amount of money in research and development, and that spending has not driven improved operating performance on the bottom line."

"Our hope is, through improved board oversight and improved accountability and transparency at the company, that the newly elected independent nominees will be able to drive significant change at Datascope that will significantly improve shareholder returns," he said. Among the most troubling aspects of Datascope corporate governance, according to Feld, is the fact that Datascope director Loughlin is a 40-year veteran of the accounting firm KPMG. KPMG is the same firm Datascope hired to investigate the allegations raised by the anonymous calls to its ethics hot line.

Datascope board member Robert E. Klatell defended Loughlin, saying he was retired from KPMG when he became a Data scope director. He said that of the four major accounting firms with global reach, three of them -- Deloitte & Touche, Ernst & Young, and Price Waterhouse, all work for Datascope in some capacity.

"By process of elimination that means KPMG was the least involved of the four major firms," Klatell said in an interview.

"Anyone who asserts that Jim Loughlin is not independent in this regard and therefore KPMG is not independent either doesn't know the facts or doesn't care to know the facts."

Klatell also defended Datascope's board, saying it is "active and involved and adheres to the highest standards of corporate governance."

As for the five top executives who left Datascope in the wake of the ethics investigation, three "left the company for reasons of their own that have absolutely nothing to do with the investigation," Klatell said, adding that they all support Datascope.

He declined to elaborate on why the two others left.

Finally, Klatell defended the company's directors who are up for reelection, saying there is "enormous strength in our candidates."

E-mail: mckay@northjersey.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

On November 2, 2007, Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, made a definitive filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of shareholders of Datascope Corp., a Delaware corporation (the "Company").

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company (“Starboard"), Parche, LLC, a Delaware limited liability company ("Parche"), RCG Enterprise, Ltd, a Cayman Islands exempted company ("RCG Enterprise"), RCG Starboard Advisors, LLC, a Delaware limited liability company ("RCG Starboard Advisors"), Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, David Dantzker, M.D., William J. Fox, Mark R. Mitchell and Peter A. Feld (the "Participants"). As of December 17, 2007, Starboard beneficially owned 634,058 shares of Common Stock of the Company and Parche beneficially owned 120,579 shares of Common Stock of the Company. As the sole non-managing member of Parche and owner of all economic interests therein, RCG Enterprise is deemed to beneficially own the 120,579 shares of Common Stock of the Company owned by Parche. As the investment manager of Starboard and the managing member of Parche, RCG Starboard Advisors is deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. As the sole member of RCG Starboard Advisors, Ramius Capital is deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S is deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon is deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such shares of Common Stock of the Company except to the extent of their pecuniary interest therein. As members of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Dr. Dantzker and Messrs. Fox, Mitchell and Feld are deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. Dr. Dantzker and Messrs. Fox, Mitchell and Feld each disclaim beneficial ownership of shares of Common Stock of the Company that they do not directly own.

Contact:

Media & Shareholders:
Sard Verbinnen & Co.
Dan Gagnier or Renée Soto, 212-687-8080